UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock)	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2025, MainStreet Bancshares, Inc. (the “Company”) previously announced the planned retirement of its Chief Financial Officer, Thomas J. Chmelik, effective as of December 31, 2025.  Thereafter, Mr. Chemlik will continue to serve the Company and MainStreet Bank, the Company’s subsidiary, from January 1, 2026 through December 31, 2027 as a Senior Executive Vice President and Secretary. On December 5, 2025, the Company entered into a new employment agreement (the “Agreement”) with Mr. Chmelik which replaced and superseded his prior employment agreement. The following description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In accordance with the Agreement, Mr. Chmelik will continue to be an officer and employee of the Company and MainStreet Bank and will continue to receive his current base salary of $375,000 through December 31, 2025. As of January 1, 2026, his base salary will be reduced to $234,000 annually.  During the term of the Agreement which expires as of December 31, 2027, Mr. Chmelik will continue to be entitled to participate in the Company’s employee benefit plans. In addition to the group term life insurance benefits for active employees, he will be assigned $300,000 of life insurance proceeds from a Bank Owned Life Insurance policy on his life currently held by MainStreet Bank.

The Agreement provides that, if during the one year period following a Change of Control (as defined in the Agreement) occurring during 2026, Mr. Chmelik’s employment is terminated either by the Company without cause or by Mr. Chmelik for Good Reason (as defined in the Agreement), Mr. Chmelik will be entitled to receive a payment equal to 200% of his then current annual base salary. If during the one-year period following a Change of Control occurring during 2027, Mr. Chmelik’s employment is terminated either by the Company without cause or by Mr. Chmelik for Good Reason, Mr. Chmelik will be entitled to receive a payment equal to 100% of his then current annual base salary.

The Agreement provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during the term of Mr. Chmelik’s employment and for a period of twelve months thereafter and a perpetual confidentiality covenant.

The Agreement provides that Mr. Chmelik will continue to hold until his retirement date as an officer and employee, anticipated to be as of December 31, 2027, at least 75% of his investment in the Company’s common stock held as of November 26, 2025, estimated at approximately 162,000 shares of common stock.  He may elect to diversify up to 25% of his personal investment in Company common stock as part of his personal retirement planning during the period that he remains an officer and employee of the Company anticipated to continue until December 31, 2027.  Any contemplated sales of Company Stock by the Executive in excess of the above limitations shall require the prior written approval of the Compensation Committee of the Board of Directors of the Company within its sole discretion.

Mr. Chmelik continues to serve as a member of the Boards of Directors of MainStreet Bank and the Company with terms expiring in 2027.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated December 5, 2025, between MainStreet Bancshares, Inc. and Thomas J. Chmelik.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information furnished under Item 5.02 of this Current Report on Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Exchange Act, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: December 5, 2025	By:	/s/ Jeff W. Dick
Name: Jeff W. Dick
Title: Chairman and Chief Executive Officer